UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): November 21, 2007

DANAHER CORPORATION

Delaware	001-08089	59-1995548
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C. 20006-1813 (Address of principal executive offices) (Zip Code)

(202) 828-0850 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

     On October 15, 2007, Danaher Corporation (“Danaher”) announced that it had entered into an Agreement and Plan of Merger, dated October 14, 2007 (the “Merger Agreement”) with Raven Acquisition Corp., an indirect wholly owned subsidiary of Parent (the “Purchaser”) and Tektronix, Inc. (“Tektronix”). Pursuant to the Merger Agreement, the Purchaser commenced a cash tender offer to acquire all of Tektronix’s outstanding shares of common stock, without par value, including the associated preferred shares purchase rights (the “Rights”) (which Rights, together with the outstanding shares of Tektronix’s common stock, are hereinafter referred to as the “Shares”) at a price per Share of $38.00 net to the seller in cash without interest upon the terms and subject to the conditions disclosed in the Offer to Purchase included in the Tender Offer Statement on Schedule TO and in the related Letter of Transmittal (each as amended and supplemented from time to time) filed by Danaher and the Purchaser with the Securities and Exchange Commission on October 18, 2007 (the “Offer”).

     The Offer expired at 11:59 p.m., New York City time, on November 15, 2007. Danaher and the Purchaser elected to provide a subsequent offering period pursuant to Rule 14d-11 of the Securities Exchange Act of 1934, as amended, for the remaining Shares, which period expired at 11:59 p.m., New York City time, on November 20, 2007. Based upon information provided by Computershare Trust Company, N.A., the depositary for the Offer, an aggregate of approximately 69,094,604 Shares (excluding Shares that had previously been tendered pursuant to guaranteed delivery procedures but were not actually delivered) were validly tendered into, and not withdrawn from, the Offer and subsequent offering period, representing over 90% of the outstanding Shares. Purchaser has accepted for payment all such validly tendered and not withdrawn Shares and is promptly making payment for such Shares in accordance with the terms of the Offer and applicable law.

     Following the Purchaser’s acquisition of over 90% of the Shares, the Purchaser merged with and into Tektronix on November 21, 2007, with Tektronix surviving as an indirect wholly owned subsidiary of Danaher. The Merger was implemented on an expedited basis pursuant to the short-form merger procedure available under Oregon law. On that date, the Shares ceased to be traded on the New York Stock Exchange. In the Merger, each Share was cancelled and (other than Shares held by Danaher or the Purchaser and certain other restricted shares) converted into the right to receive $38.00 per Share, net to the seller in cash without interest.

     Danaher funded the acquisition of Tektronix through the issuance of commercial paper and from available cash (including proceeds from the issuance of Danaher common stock as reported in Danaher’s Current Report on Form 8-K filed with the SEC on November 2, 2007). Tektronix is a leading supplier of test, measurement, and monitoring products, solutions and services for the communications, computer, consumer electronics, and education industries – as well as military/aerospace, semiconductor, and a broad range of other industries worldwide. Headquartered in Beaverton, Oregon, Tektronix has operations in 19 countries worldwide.

     Attached hereto as Exhibit 99.1 is a copy of the press release issued by Danaher and Tektronix dated November 16, 2007 regarding the expiration and results of the Offer and commencement of a subsequent offering period, which is incorporated herein by reference.

     Attached hereto as Exhibit 99.2 is a copy of the press release issued by Danaher and Tektronix dated November 21, 2007 regarding the expiration and results of the subsequent offering period, which is incorporated herein by reference.

     Attached hereto as Exhibit 99.3 is a copy of the press release issued by Danaher dated November 21, 2007 regarding completion of the merger, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

             The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K. The financial statements will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(b) Pro Forma Financial Information

             The pro forma financial information required by this Item 9.01(b) is not included in this initial report on Form 8-K. The pro forma financial information will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(c) Exhibits:

Exhibit	Description
No.	_____________________________________________________________

2.01	Agreement and Plan of Merger, dated as of October 14, 2007, among Danaher
Corporation, Raven Acquisition Corp. and Tektronix, Inc. (incorporated by reference to Exhibit 2.01 to Danaher’s Current Report on Form 8-K filed on
October 15, 2007)

99.1	Press release, dated November 16, 2007, entitled “DHR Successfully Completes Tender Offer for Tektronix Shares; Acquires Approximately 83% of TEK”

99.2	Press release, dated November 21, 2007, entitled “DHR Closes Subsequent Offering Period for TEK; Acquires Over 90% of Tektronix Shares”

99.3	Press release, dated November 21, 2007, entitled “Danaher Completes Acquisition of Tektronix”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By: /s/ Daniel L. Comas

Name:	Daniel L. Comas
Title:	EVP and CFO

Dated: November 21, 2007

EXHIBIT INDEX

Exhibit	Description
No.

2.01	Agreement and Plan of Merger, dated as of October 14, 2007, among Danaher
Corporation, Raven Acquisition Corp. and Tektronix, Inc. (incorporated by reference to Exhibit 2.01 to Danaher’s Current Report on Form 8-K filed on
October 15, 2007)

99.1	Press release, dated November 16, 2007, entitled “DHR Successfully Completes
Tender Offer for Tektronix Shares; Acquires Approximately 83% of TEK”

99.2	Press release, dated November 21, 2007, entitled “DHR Closes Subsequent Offering Period for TEK; Acquires Over 90% of Tektronix Shares”

99.3	Press release, dated November 21, 2007, entitled “Danaher Completes Acquisition of Tektronix”